As filed with the Securities and Exchange Commission on March 12, 2009

Registration No. 333-75487

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

METROCORP BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	76-0579161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9600 Bellaire Boulevard, Suite 252

Houston, Texas 77036

(713) 776-3876

(Address of Principal Executive Offices Including Zip Code)

MetroCorp Bancshares, Inc.

1998 Employee Stock Purchase Plan

(Full title of Plan)

George M. Lee

MetroCorp Bancshares, Inc.

9600 Bellaire Boulevard, Suite 252

Houston, Texas 77036

(Name and address of agent for service)

(713) 776-3876

(Telephone number, including area code, of agent for service)

Copy to:

Charlotte M. Rasche

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002-2770

Telephone: (713) 221-1576

Facsimile: (713) 221-2165

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-75487) filed April 1, 1999, is filed to deregister all of the previously registered shares of MetroCorp Bancshares, Inc.’s (the “Company”) common stock, $1.00 par value $1.00 per share (the “Common Stock”), that remain unissued under the MetroCorp Bancshares, Inc. 1998 Employee Stock Purchase Plan (the “1998 Plan”).

On April 1, 1999, the Company filed a Registration Statement on Form S-8 to register an aggregate of 300,000 shares (adjusted for stock splits) of its Common Stock under the 1998 Plan. Pursuant to its terms, the 1998 Plan terminated on July 1, 2007. As of such date, 63,658 shares had been issued under the 1998 Plan since its inception.

The Board of Directors of the Company has determined that no offerings have commenced pursuant to the 1998 Plan prior to its termination on July 1, 2007. Accordingly, the Board of Directors has determined to deregister all of the 236,342 shares of Common Stock that remain under the 1998 Plan as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-75487 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 12, 2009.

METROCORP BANCSHARES, INC.
(Registrant)

By:	/s/ George M. Lee
George M. Lee
Executive Vice Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-75487 has been signed by the following persons in the capacities indicated and on the date indicated below.

Signature	Title	Date

/s/ Don J. Wang
Don J. Wang	Chairman of the Board	March 12, 2009

/s/ George M. Lee
George M. Lee	Executive Vice Chairman, President and Chief Executive Officer (principal executive officer)	March 12, 2009

/s/ David C. Choi
David C. Choi	Chief Financial Officer (principal financial officer and principal accounting officer)	March 12, 2009

/s/ Krishnan Balasubramanian
Krishnan Balasubramanian	Director	March 12, 2009

/s/ Helen F. Chen
Helen F. Chen	Director	March 12, 2009

/s/ May P. Chu
May P. Chu	Director	March 12, 2009

/s/ Shirley L. Clayton
Shirley L. Clayton	Director	March 12, 2009

/s/ Robert W. Hsueh
Robert W. Hsueh	Director	March 12, 2009

/s/ John Lee
John Lee	Director	March 12, 2009

/s/ Charles L. Roff
Charles L. Roff	Director	March 12, 2009

/s/ David Tai
David Tai	Director	March 12, 2009

/s/ Joe Ting
Joe Ting	Director	March 12, 2009